UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2005

American Medical Alert Corp.

(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 536-5850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2005, American Medical Corp. (the “Company”), through its indirect wholly owned subsidiary, North Shore Answering Service, Inc., entered into an agreement to purchase the operating assets of WMR Associates, Inc., doing business as North Shore Answering Service.  The acquisition of these assets was completed on October 3, 2005.  For a description of the material terms of the acquisition, See Item 2.01. Completion of Acquisition or Disposition of Assets, set forth below.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 3, 2005, the Company, through its indirect wholly owned subsidiary, North Shore Answering Service, Inc. (the “Buyer”), completed the acquisition of the operating assets of WMR Associates, Inc., a telephone answering service company located in Port Jefferson, NY and doing business as North Shore Answering Service (the “Seller”).  The assets purchased included the customer list, telephone equipment, accounts receivable and goodwill.  The purchase price for the assets was cash of $2,719,460.69, of which $2,175,568.55 was paid on October 3, 2005, with the balance of $543,892.14 to be paid on the one year anniversary of the consummation of the transaction, subject to indemnification claims, if any.  A copy of the asset purchase agreement is attached hereto as Exhibit 10.1.

A copy of the Company’s press release announcing the acquisition is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Financial statements of Business Acquired.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K (but in any event not later than December 19, 2005).

(b)                                 Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K (but in any event not later than December 19, 2005).

(c)                                  Exhibits.

No.	Description
10.1	Asset Purchase Agreement
99.1	Press release announcing the purchase of the assets of WMR Associates, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:                    October 3, 2005

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo
Title: CFO